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MARCH 07, 2012 / 1:40PM, ILMN - Illumina, Inc. at Cowen Group Health Care Conference

CORPORATE PARTICIPANTS

Jay Flatley Illumina Inc. - President and CEO

CONFERENCE CALL PARTICIPANTS

Doug Shenkel Cowen Group - Analyst

PRESENTATION

Doug Shenkel - Cowen Group - Analyst

(audio in progress) Life Science Tools Group here at Cowen. It’s my pleasure to welcome Illumina back to the Cowen Conference. From the company, we have the company’s President and CEO, Jay Flatley, Marc Stapley, the company’s new CFO, and Kevin Williams – what did I do – Stapley, excuse me. I can’t pronounce [Tottingham], either, so – all right, with that, let me turn it over to Jay. We’ re going to have I think about five, ten minutes of prepared remarks and go right into our Q&A. We’re going to have a fireside chat format this morning. Thanks, Jay.

Jay Flatley - Illumina Inc. - President and CEO

Thanks, Doug. Thanks, everybody for coming this morning. I’m going to run through about 10 slides or so to give you an introduction to the company, and also for those of you who may not have heard some of our recent announcements, I’ll have a chance to review those.

I will be making some forward-looking statements during today’s presentation, so I’d encourage you to refer to our [SEC] filings if you’d like additional information.

Just a bit of background for those of you who aren’t familiar with the company - we have a global footprint. We now have actually about 2,200 employees around the world. We have operations for manufacturing in California, Southern California and Northern California as well as Singapore. An increasing fraction of our manufacturing is occurring over in Singapore. And we do have research facilities in Cambridge, England. And from a distribution perspective, we’re direct in all the major countries of the world. In some of the more challenging economies or some of the smaller countries, we do deal through distribution.

We’re the recognized leader in next generation sequencing. About 90% of all the bases generated in the world come off Illumina platforms. On a revenue basis, we have a market share that’s in the range of 60% around the world.

We’ve been very successful in continuing to innovate over many years an unmatched record we think of R&D performance. We overtook the leader in the micro array market in about 2005, and then we subsequently have assumed the number one position in DNA sequencing as of about 2009.

We’re singly positioned in a market that we think is very early. It’s a nascent market, but it’s very rapidly growing. And we think this market is going to expand in many different directions, continued increase over the next few years in research usage of sequencing, but also broadening into very exciting new market opportunities such as cancer, neonatal screening as well as increased clinical use of these kinds of technologies.

We have the broadest portfolio of next generation sequencers in the market, and you can see some images of those systems here. On the high end is our HiSeq 2000 product line. I’ll talk about a new addition to that we call the 2500. The HiSeq 1000 is a system that’s lower priced and about half the output of a HiSeq 2000.

The middle part of this is the HiScan SQ, which is the only system in the world that has the ability to scan micro arrays as well as do DNA sequencing in a single box. The architecture that we bought from Solexa that we used to enter the sequencing business in 2007 was called the Genome Analyzer, the GA. And we still have the GA 2X, a follow on to that original version in the product line. And then, last year, we launched our MiSeq product, which is now shipping in volume. This is our desktop sequencer that does 1 to 1.5 G per room.

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MARCH 07, 2012 / 1:40PM, ILMN - Illumina, Inc. at Cowen Group Health Care Conference

If you look at the MiSeq technology, we launched this and began shipping it with this initial specification of 1 to 1.5 G. We’re pushing the technology in both directions. We are, by the middle of this year, going to launch a 4 to 7 G version upgrade to this system. It’s a minor field upgrade that is free to customers. And this will allow customers to push the output of the system up to be able to do high def cancer panels.

We’ve also heard from our customers that they’re interested in being able to do quicker runs and for doing smaller organisms do these less expensively and with less total output. And so, we will as a result of that launch lower output kits that are in the range of a few hundred megabases of overall sequence, and we’ll do that by about the middle of this year, as well.

The flagship product now is the HiSeq 2500 that we announced in the beginning of this year in January. We’ve made some significant improvements to the HiSeq 2000 technology in this system, which allows the product to run in two different modes. It can run in the traditional mode of five human genomes in a run, which takes about 10 days. And we have a total output of about 600 G in that mode. But, we can also run the system in a different mode, which allows you to sequence a single genome in one day. And we believe that many of our customers are going to upgrade to the 2500. Somewhere in the range of 20% to 30% of the customers we think in the first year will upgrade their 2000s to the 2500. This is a relatively low cost field upgrade for those customers.

The performance of this system is outstanding. The quality of the data we think is as good or better than what we get in the long run mode, and that’s because the reagents are in the box for a shorter amount of time, so we have less degradation of the reagent performance and it allows us to get better quality, much like what we see on the MiSeq product.

In addition to sequencing a full human genome in a day, you can use this instrument with non-complete human genomes, of course. And so, if you were running exomes, you could complete 20 of those in a single day in one run or 30 RNA Seq runs in about five hours.

So, this again we think begins to penetrate into the traditional micro array market for doing RNA, moving that increasingly towards sequencing from the micro array business.

We are also working on putting this 2500 together in a total package that will allow an end to end solution from sample to answer in about three days. It doesn’t help very much if you improve the sequencing dramatically if the sample prep takes a long time and data analysis takes a long time.

So, we’re focused on that entire workflow as a result. And at the recent AGBT Meeting, we talked about some of the research work we’re doing in the sample prep on the front end, and this will accelerate the sample prep and allow the input of different types of samples into the front ends of these systems, which includes kits that we’ll come out with probably before the end of this year, which are PCR-free, therefore having lower bias, as well as kits that are focused on FFPE, which are traditionally how cancer tumor samples are stored.

And you can see in this chart a clock timeline of the cumulative time that it would take to run a sample, beginning with one of those kits, going through a quantum PCR step using our Echo platform, loading the instrument, and then the sequencing run takes about 27 hours. And we’ll also have a new version of our analysis software that we call [ISAAC], which has increased accuracy and better variant calling. And this has about a 6X time improvement in the overall compute time that’s required to come up with an answer, and it also requires much less computing power. So, rather than having to have a Linux cluster, you can do this computing on a single server.

So, the end-to-end time here from the beginning of the sample preparation to the end is about 54 hours. And we think this is going to be increasingly important in emerging clinical type applications.

We’re very excited today to announce out first cancer panel. So, we’re gonna call this the TruSeq Amplicon Cancer Panel. This runs on the MiSeq platform, begins with a QC step on the front end to quality control incoming FFPE samples to make sure they’re not too highly degraded. We have a particular kit that we’re going to market here that is Amplicon based, which will allow researchers in an RUO setting to look at 48 genes in cancer simultaneously and then to run that on the MiSeq DNA to a full answer in less than two days with only two and a half hours of hands on time.

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MARCH 07, 2012 / 1:40PM, ILMN - Illumina, Inc. at Cowen Group Health Care Conference

The content of this panel we think is quite comprehensive. So, it includes all of the reimbursed genes as well as quite a number of others, 2012 Amplicons in total, so multiple Amplicons hitting each of the genes. It’s a single tube assay that – we do this in one tube, sequencing a total length of about 35 kilobases and including all of the standard oncogenes that you’d expect in the panel.

We can multiplex up to 96 samples at once on MiSeq. So, we take advantage of the high output of the MiSeq capability here. And the kit has excellent performance in terms of specificity and uniformity.

As I mentioned, this is FFP enabled. So, you can take these paraffin imbedded samples, do a quality control step on the front end and then run them into this kit.

The last thing I wanted to talk about today was the recent hostile takeover offer that we received in January. We responded to that offer a few weeks ago with a rejection of that offer at $44.50.We believe the offer is grossly inadequate in multiple respects.We think it dramatically undervalues Illumina, both because of our history of technological innovation, our track record of operational performance as well as the tremendous growth prospects that the company has as a standalone company into these new and emerging markets.

We think the offer was blatantly opportunistic in its timing and was levered off of what was a very near multi year low in the stock price, and it’s not in the best interest of Illumina shareholders to tender their shares into this offer.We believe that Illumina’s business plan will provide shareholders superior returns than an acceptance of this offer.

So, as we look forward to 2012, we think we have a very exciting product lineup. You’ll hear more about that as we go through 2012. We have a very strong focus on operational execution to drive bottom line leverage.We think there are very rapidly emerging clinical opportunities and that those opportunities will – you will begin to see those particularly in the cancer area in 2012, quite a number of very exciting projects being proposed at large scale. The overall potential for sequencing we think is enormous and that we have the technology, we have the people and we have the infrastructure to continue to lead the market.

So, with that, we’ll move to the Q&A format.

QUESTIONS AND ANSWERS

Doug Shenkel - Cowen Group - Analyst

Okay. Thanks, Jay. So, we have just over 20 minutes to rattle through a lot of things that we’d like to cover this morning including briefly just any updates on the Roche bid, talking about HiSeq, the 2500 rollout, the MiSeq upgrade and then talking about some of the projects on the clinical side. So maybe just two quick first on the Roche question - just from a timeline standpoint, what is the latest you could have the annual shareholder meeting?

Jay Flatley - Illumina Inc. - President and CEO

The requirements for the shareholder meeting are that we have it within 13 months of the prior year’s meeting. And that would place the date around June 10th.

Doug Shenkel - Cowen Group - Analyst

Okay. Is there an argument that you might want to do it sooner?

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MARCH 07, 2012 / 1:40PM, ILMN - Illumina, Inc. at Cowen Group Health Care Conference

Jay Flatley - Illumina Inc. - President and CEO

Yes, I think you could create arguments for putting in a meeting date at multiple data points, and you could create pros and cons for each of those options. We’ve not yet announced the specific date for the annual meeting, but we will do that with the filing of our definitive proxy.

Doug Shenkel - Cowen Group - Analyst

Okay. And then, in terms of events that could happen between now and then, obviously, earnings – any thoughts on an R&D Day?

Jay Flatley - Illumina Inc. - President and CEO

We’ve talked about whether we should have an R&D Day, and we’re considering the options here. We’ve definitely been asked about that, as well.

Doug Shenkel - Cowen Group - Analyst

Okay. And then, presumably, you haven’t chatted with them recently. What would it take to actually get you guys to sit down with Roche?

Jay Flatley - Illumina Inc. - President and CEO

Well, as I mentioned, we think the offer on the table is woefully inadequate. We’re not in an negotiation approach at this point in time. And the Board is focused very much on the issue of shareholder value. And we’ll analyze any offer that comes to us from Roche in light of our strategic plan, in light of our operational plans and looking at what we think our pipeline will deliver on a standalone basis over the subsequent few years. And so, the Board has not set a particular price that would cause us to engage, but we’ll continue to evaluate any offer that comes forward.

Doug Shenkel - Cowen Group - Analyst

And just from an operational standpoint, would you characterize this as a distraction or actually more motivating than anything?

Jay Flatley - Illumina Inc. - President and CEO

Well, it certainly caused a little more work for a few of us at the top of the company, and we’ve had to spend some time doing some activities that we wouldn’t normally. But, in terms of the company overall, I don’t think it’s been a distraction at all. In fact, it’s sort of catalyzed and focused the teams on delivering and executing as well as we ever have.

Doug Shenkel - Cowen Group - Analyst

Okay. Before getting into some of the products, because I did want to touch on Oxford Nanopore, a lot of excitement about OMT coming out of the Marco Island Conference. Can you just clarify your relationship there from an ownership standpoint as well as any rights that you can publicly talk about?

Jay Flatley - Illumina Inc. - President and CEO

We have a 15% ownership in Oxford Nanopore, and this was based on an agreement that we formed with them several years back. In that agreement, as well, we established exclusive distribution rights to the XO technology, which is one methodology of doing nanopore based sequencing. The one that they began to talk about at AGBT is not XO. It’s a methodology called Strand. If and when they bring an XO product to market, we have

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MARCH 07, 2012 / 1:40PM, ILMN - Illumina, Inc. at Cowen Group Health Care Conference

exclusive distribution rights around that. With respect to Strand, we have some rights. But, if they decide to distribute it on their own, we do not have rights.

Doug Shenkel - Cowen Group - Analyst

Based on the information that’s been presented thus far, from an Illumina standpoint, is there anything right now that you’re seeing that would suggest this is a product that could be disruptive to your business at all over the balance of this year or into 2013?

Jay Flatley - Illumina Inc. - President and CEO

Well, we’ve been very excited about the concept of nanopore based sequencing for some time, which is why we made the investment in the technology several years back. We continue to believe that it has some key characteristics that could be advantageous. But, we think it’s a ways away from being commercially viable or being competitive directly with Illumina’s products.

So, we feel very comfortable about our competitive position as far as we can see. Obviously, we’re going to continue to monitor what they do and how they’re competing with our technology, and we plan to stay ahead.

Doug Shenkel - Cowen Group - Analyst

HiSeq 2500, you’re taking orders now?

Jay Flatley - Illumina Inc. - President and CEO

We are.

Doug Shenkel - Cowen Group - Analyst

Okay. Any – is it too early to start – to characterize where the interest is coming from, large centers, diagnostic centers? Basically, where have people been most excited about the 2500?

Jay Flatley - Illumina Inc. - President and CEO

The initial orders are coming in in two camps. So, the 2000 is upgradeable to the 2500 for $50,000. And one of the methodologies that we’re using to make sure that we don’t freeze the ability to ship the 2000 product until the 2500 is available is by offering that upgrade for a price point that’s less than the overall difference between the system prices when both products are available in the market.That difference when both are available will be $100,000.

So, the types of orders we’re getting now are, for new products, they’re largely 2000s with the $50,000 upgrade attached to it. And the vast majority of the high end orders are coming in in that configuration.

We’re also beginning to get upgrade orders. I’d say the initial ones are not from the genome centers that are evaluating how many of theirs to upgrade and through what type of process. They’re mostly from the smaller entities that have one to five HiSeqs.

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MARCH 07, 2012 / 1:40PM, ILMN - Illumina, Inc. at Cowen Group Health Care Conference

Doug Shenkel - Cowen Group - Analyst

Okay. A lot of focus on what the pricing’s going to be on the 2500 in rapid mode. Some have speculated it could be materially higher than the price per base on the existing 2000s. Others have said it doesn’t need to be. Anything you can say to set the record straight there?

Jay Flatley - Illumina Inc. - President and CEO

Yes, the price of the kit will be higher in the genome a day mode, but it won’t be radically higher. And I’ve heard some numbers tossed around that are quite large and – like 2X. It will be nowhere near that level of premium.

Doug Shenkel - Cowen Group - Analyst

Yes, I mean, some have speculated higher. It’s – .

Jay Flatley - Illumina Inc. - President and CEO

– Yes.

Doug Shenkel - Cowen Group - Analyst

Okay. And then, I guess the price hike that you I think talked about in Q4 that you put into place on the 2000s, can you just talk about the magnitude of that and ways that you guys are working with customers to make sure that isn’t an issue for them and ways to even be opportunistic in the context of that price hike?

Jay Flatley - Illumina Inc. - President and CEO

Yes, this is a price change on the reagents for the high end systems. We had announced a price increase of 8% that’s effective in the second quarter. Part of the underlying strategy of this price change is to begin to work with our customers to improve the overall efficiency of our reagent delivery. As a result of that, the way we’ve implemented this is an 8% price change, but you can get a 3% credit back if you order your reagent through our web portal because that reduces our overall infrastructure and data processing cost.

Additionally, there’s no price change whatsoever to the extent customers can place standing orders that are unchangeable with us through the course of 2012. So, we’re beginning to incent our customers to help our ability to forecast reagents and thereby allow us to be more efficient in our manufacturing. So, if they can forecast, there’s no price change whatsoever.

Doug Shenkel - Cowen Group - Analyst

With the owner of MiSeq, in a couple of the panels that we hosted yesterday on sequencing and another panel that was more focused on the clinical utility of sequencing, I think – well, the audience, when they were polled, they seemed to be much more split in terms of what instruments would have the most utility in the clinic. Illumina came out by and large or unequivocally head and shoulders above all the other platforms when we surveyed experts. Does that surprise you at all? I mean, what are you seeing in the clinic on the MiSeq side, and what are the attributes that you – does it seem to resonate maybe a little bit more there than on the research side?

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MARCH 07, 2012 / 1:40PM, ILMN - Illumina, Inc. at Cowen Group Health Care Conference

Jay Flatley - Illumina Inc. - President and CEO

It doesn’t surprise us. MiSeq was designed from the beginning with the clinic in mind. We think we can still take the technology even further in future versions. But, about half of the incoming order rate for MiSiqs are directed toward clinical applications of one type or another, clinical research or actual clinical diagnostics.

The attributes of the product we think are very amenable to those types of applications – first and foremost, the ease of the sample prep, the fact the reagents are all in a cartridge.The hands on time to begin a system run is extremely low, and the level of training that’s required is extremely low. And this is important in clinical environments with less experienced users.

Additionally, there is only one box here. So, it doesn’t take a whole lot of bench space, which is critical in the clinic. There’s no supporting computer infrastructure required whatsoever. The data additionally can be sent up to our [bay space] product. So, there’s not even a requirement for a backend server or IT people or Linux people to manage the compute infrastructure around a sequencing center. So, it’s one box, very easy sample prep and data base that stream up to the cloud.

Doug Shenkel - Cowen Group - Analyst

And when we talk about clinical and the early demand for MiSeq, how would you – is there a way to characterize how much of this is for things like patient specific research versus true clinical purposes where you’re actually using this data to come up with ways to better treat a patient?

Jay Flatley - Illumina Inc. - President and CEO

I think if you looked – if you took a snapshot of today, largely, the product is being used to develop clinical applications. So, probably, of the clinical sales, 90% are developing clinical problems or working with collections of patients, 10% are actually in the mode of performing a diagnosis of an individual patient. I think that will change quite quickly as the products that these customers are developing actually get into the market. For example, [Steven Kingsmore] at the recent AGBT Conference talked about using MiSeq for diagnosing childhood diseases based on the first nine months developing the panel and now they’re beginning to implement that actually treating kids using the results of those runs.

Doug Shenkel - Cowen Group - Analyst

Just out of curiosity, from a reimbursement standpoint, who’s – when these are truly used for purposes like you just referenced, who pays for that or do you know?

Jay Flatley - Illumina Inc. - President and CEO

It’s mostly self paid today, but we’re beginning to see applications for reimbursement as the number of these cases increase. The Medical College of Wisconsin, I recently saw some statistics that they submitted 10 of their cases for reimbursement and they got it on four out of the ten. So, that’s actually today a pretty shocking positive trend and I think (inaudible).

Doug Shenkel - Cowen Group - Analyst

The cancer panel that you announced this morning, what’s the go to market strategy there?

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MARCH 07, 2012 / 1:40PM, ILMN - Illumina, Inc. at Cowen Group Health Care Conference

Jay Flatley - Illumina Inc. - President and CEO

We’re going to sale it through our direct sales force. It’s a research use only panel, and so it will be sold as a companion kit (inaudible) the MiSeq platform. It’s not intended for use in [CLEA] labs or for clinical diagnostic purposes. That would require a higher regulatory hurdle, and this is not the product that’s intended for that use.

Doug Shenkel - Cowen Group - Analyst

Okay. And [ISAAC], the new backend product, that presumably all internally developed. That’s a (inaudible). Is that correct?

Jay Flatley - Illumina Inc. - President and CEO

[ISAAC] is internally developed, yes. It’s a new software package we’ve been working on. As I mentioned, it’s critical that we reduce the overall compute horsepower required to analyze the data sets. And to the extent you can improve the overall accuracy data, the accuracy of the variant column, assembling and aligning becomes much easier. And we focus on all those components to be able to bring to market a new package that is six times faster than the standard today. We put this up on the [base space] so that customers can run this product up in the cloud and not again have to have a computing footprint locally.

And it also makes a big difference in, if you do write locally, in the amount of hardware that’s required to finish the post processing. So, we’ve been able to make a huge change on the back end. And clearly, we have to continue to focus on both ends of the process that really is around the sequencing.

Doug Shenkel - Cowen Group - Analyst

Maybe sticking with clinical for a moment or two more, one of the questions that I’ve got a lot over the last couple of months is you have been a little bit more pronounced in your effort to talk about the opportunity in the clinical space, the number of cancer patients, if you kind of created 1% of that market, what the value of the market could be. And one of the questions is, well, what’s the pricing that’s factor into that market assessment. And I think probably the answer is we don’t know yet. But, really, where I’m going with this is, is your belief that pricing-wise should be a little bit more sticky or a lot more sticky on the clinical side than it has been on the research side?

Jay Flatley - Illumina Inc. - President and CEO

It clearly will be. In a clinical environment, there’s a lot that the clinical delivery vehicle puts around the sequence itself. And that has to do with how the samples are accessed, how the reports are analyzed, how the data is delivered to the end user, how the oncologist interfaces with the clinic. So, the overall price and value that’s created in that process is much higher than just a raw research sequencing cost.

Additionally, there’ll be regulatory hurdles as these products begin to get through the FDA, get 510K approved. And once that happens, then changing the product takes a lot of time. And therefore, there’s the ability to create more stable pricing we think in the clinical market overall.

Doug Shenkel - Cowen Group - Analyst

And then, strategically, how do you manage the risk of starting to compete more with your customers? You’re placing a lot of instruments in labs that for the most part are trying to develop panels, to develop new approaches on the clinical side. But, you have an ovarian cancer project. You could be, although you never said you would, but you could get more active if you wanted to on the field side, as well. I guess the question is would you – how do you manage that risk where you actually are competing with some of your customers on the clinical side of the floor?

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MARCH 07, 2012 / 1:40PM, ILMN - Illumina, Inc. at Cowen Group Health Care Conference

Jay Flatley - Illumina Inc. - President and CEO

Yes, I think that’s a bit of a challenge. It’s probably somewhat more theoretical than actual. I mean, the diagnostics market is enormous, and the number of potential tests that can be developed here is more than the entire community can do, us and everybody else. So, I think there’s a lot of room for multiple products here and thousands of potential products, in fact.

We’re being delicate about how we go about this. So, in certain market segments, we’re not going to participate directly at all. We’ve chosen to make sure that we’re the company that sells the sequencers into that segment of the market. We have said that we wanted to be active in oncology. And therefore, we’ve had a – we have a discovery program underway in oncology, and that’s something we publicly announced a couple years ago. So, it’s no surprise in terms of the areas that we are working. And so, it should be no surprise if we ultimately bring some profits to market in those particular areas of cancer.

But, we’re evaluating this on a segment by segment basis. One of the reasons we recently announced the formation of our translational and consumer genomics business is to begin to deal with any potential channel conflicts. So, in our diagnostics unit, headed by Greg Heath, we’re focused solely on bringing [IBE] regulated products into the market. In the TCG unit, we’re focused on working with third party customers who want to use our technology and for us to help them use it in the best possible way.

So, part of what we do in that group is developing like reference panels that help customers get started more quickly, but allows them flexibility in modifying those panels to take advantage of high grade content that they may have.

Doug Shenkel - Cowen Group - Analyst

Just from a technology development standpoint, (inaudible) your competitor in sequencing has outlined in a way their playbook for the next year, year and a half in terms of the efforts that they planned ahead, obviously now and at least early 2013. One of the things that they pointed to is the fact that you are still light based and they are not. And there’s no question about essentially whether (inaudible) your ability to compete with them in terms of scalability and price.

Then, when you look at the improvements that seem to be imbedded into the MiSeq upgrade that you plan to launch this summer and other things we’ve talked about on MiSeq, it does seem like there’s still a long way to go in terms of reducing cycle times, using the real estate more efficiently, extending (inaudible). Based on what’s out there in terms of competitive playbooks, competitors’ [cookbooks], if you will, is there anything that you’ve seen that puts you in a position where you think you might not (inaudible) that competitor or others at least for the next couple of years with what know today?

Jay Flatley - Illumina Inc. - President and CEO

Well, I think the first thing I’d say is that we’re thankful we’ve had the roadmap so we know exactly what we need to deliver to be competitive over the next 12 to 18 months. And as I’ve said often, we are a long way from hitting the ceiling on any of the core technologies that we use in our sequencers. The [FPS] technology has proven to be extraordinarily robust. And we believe, despite all of the improvements we’ve made in cycle time, that there is an enormous headroom left in [FPS] chemistry that not only [lays] this type of value, but accuracy, reduction of reagent consumption. And this all comes from things like improved [Insinology]. We now have an [Insinology] group in the company that’s doing phenomenal work.

And to the other points that Doug mentioned, things like density of clusters on the (inaudible), we’re nowhere near the maximum that we can achieve there. And that’s probably the easiest dimension for us to move in because it comes for free. You don’t increase the imaging time nor do you increase the reagent consumption when you add greater density.

So, we clearly have programs working in that direction. And we have brand new system architectures, as well. So, in aggregate, I think we have probably the richest product pipeline that we’ve had in the history of the company in terms of new sequencing innovations that we’ll bring to market over the next several years.

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MARCH 07, 2012 / 1:40PM, ILMN - Illumina, Inc. at Cowen Group Health Care Conference

Doug Shenkel - Cowen Group - Analyst

There’s a lot of focus on the development hybrid with instruments. What doesn’t seem to at least recently get as much attention is going downstream. You’re rolling out even cheaper instruments that are more targeted at a broader array of labs. I mean, it’s pretty remarkable if you look back over the last 10 to 15 years how linear the relationship is between cost of instrument and number of instruments placed. Is that – that’s presumably something that can’t be lost on you.

Jay Flatley - Illumina Inc. - President and CEO

Not at all. We’ve – we looked at this market as having quite a number of diverse segments. The requirement in our analysis at least when we – we’ve been working on this for obviously some years – is that to really get this into the low end part of the market, you have to radically reduce the complexity of the technology. And that’s not only in the sequencer itself, but how we take steps to reduce the sample prep complexity as well as the analysis complexity, because if you’re going to sell this to 30,000 laboratories, you can’t send a service engineer there every time someone has a question.

And the steps you’ve seen us make in the progression of our instruments for the GAs, the improvements in HiSeq to what we’ve done in MiSeq are all along a path that allows increasing levels of integration of the components of sequencing technology together into one box and more push button sequencing. And as we get better and better at integrating sample prep and doing faster analysis, putting data up into the cloud, all of those are integral parts to enabling a lower end market to emerge.

And so, certainly, the opportunity is not lost on us. We’ re going at it in a very programmatic way because we think we have to have these components in place before we can say launch a product that’s much less expensive that would have broader appeal. But, clearly, we’re headed in that direction.

Doug Shenkel - Cowen Group - Analyst

Maybe just to close with two 2012 questions in - in the – with the Roche unsolicited bid (inaudible) there’s been some folks who talk about essentially what other companies like [Intona] did in terms of getting much more aggressive. Some would be more direct to say they stuffed the channel in advance of closing that deal. People wonder if you guys need to do that. I would argue, for what it’s worth, given what we learned in Q4, you don’t need to. I mean, tell me what I’m missing that you – so, do you have a lot more interest for the exome array that people expected, you have a backlog of [ISAACs], you have people ordering 2000s in advance of the 2500, the services business is building. I mean, is there – given where you’ve guided, is it right to conclude that you can essentially get to those numbers without really doing anything other than business as usual?

Jay Flatley - Illumina Inc. - President and CEO

So, we’re certainly not here to update guidance today. But, having said that, as we look back on Q4, we had a very strong order quarter in Q4. So, we came into 2012 with a nice backlog. We feel overall like the momentum in the market has picked up dramatically. And despite what happened in Q3 where the whole market was frozen, in Q4, people started getting back to work. And we’re certainly seeing that as we get into 2012. The overall reagent consumption and utilization across our installed base is beginning to return to a more normal rate. So, we’re seeing the kind of behavior that we would have expected, and we consider Q3 increasingly an anomaly in the curve.

To the specific question of do we do anything different now that we have a Roche bid hanging out there, the way we’re going about our business is that anything we say or anything that we do, whether it has to do with revenue in a quarter or products that we talk about, has to be things we would live with as an independent company. And that’s the approach we’re taking, and we’ll continue to do that through the course of this as it plays out over the next several months.

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MARCH 07, 2012 / 1:40PM, ILMN - Illumina, Inc. at Cowen Group Health Care Conference

Doug Shenkel - Cowen Group - Analyst

Okay. With that, I think we’re out of time. Thank you very much, Jay.

Jay Flatley - Illumina Inc. - President and CEO

You’re welcome.

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